                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          ADC TELECOMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

          Minnesota                                         41-0743912
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              4900 West 78th Street
                          Minneapolis, Minnesota 55435
               (Address of principal executive offices) (Zip Code)


              ADC TELECOMMUNICATIONS, INC. RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

Robert E. Switz                         Copy to:  Lee R. Mitau
Vice President, Chief Financial Officer           Dorsey & Whitney
     and Secretary                                220 South Sixth Street
ADC Telecommunications, Inc.                      Minneapolis, Minnesota 55402
4900 West 78th Street
Minneapolis, Minnesota 55435
                     (Name and address of agent for service)

                                 (612) 938-8080
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------
                                             Proposed maximum         Proposed maximum
Title of securities to   Amount to be        offering price per       aggregate offering       Amount of
be registered            registered          share (1)                price (1)                registration fee

- ---------------------------------------------------------------------------------------------------------------
Common Stock             2,000,000 shares    $30.50                   $61,000,000.00           $21,045.00
($.20 par value)(2)

- ---------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market National Market on March 31, 1995.

(2) Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the registrant's Retirement Savings Plan.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by ADC Telecommunications, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1994;

          (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1995; and

          (c) The description of the Company's capital stock contained in any registration statement or report filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company or the ADC Telecommunications, Inc. Retirement Savings Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, requires payment by the corporation, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

     Article 7 of the Company's Restated Articles of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for authorizing a dividend, stock repurchase or redemption or other distribution in violation of Minnesota law or for violation of certain provisions of Minnesota securities laws; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when Article 7 became effective.

     The Bylaws of the Company provide that the Company shall indemnify such persons, for such liabilities, in such manner, under such circumstances and to such extent as permitted by Section 302A.521, as now enacted or hereafter amended.

     The Company maintains an insurance policy or policies to assist in funding indemnification of directors and officer for certain liabilities.

Item 8.  EXHIBITS.

               4-a  Restated Articles of Incorporation of ADC
                    Telecommunications, Inc., as amended to date (Incorporated by reference to Exhibit 4-b to the Company's Registration Statement on Form S-8 filed on March 11, 1994).

               4-b Composite Restated Bylaws of the Company, as amended to date (Incorporated by reference to Exhibit 3-b to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1989).

               4-c Specimen certificate representing the Common Stock of the Company (Incorporated by reference to Exhibit 4-a to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1989).

               4-d Amended and Restated Rights Agreement, amended and restated as of August 16, 1989, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (Incorporated by reference to Exhibit 1 to Amendment No. 1 on Form 8 dated August 16, 1989, to the Company's Registration on Form 8-A dated September 23, 1986).

               5    Internal Revenue Service determination letter

               23   Consent of Arthur Andersen LLP

               24   Power of Attorney

Item 9.  UNDERTAKINGS.

A.  POST-EFFECTIVE AMENDMENTS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  CLAIMS FOR INDEMNIFICATION.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on the 3rd day of April, 1995.

                                        ADC TELECOMMUNICATIONS, INC.



                                        By:  /s/ Robert E. Switz
                                            -----------------------------------
                                        Robert E. Switz
                                        Vice President, Chief Financial Officer
                                        and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of April, 1995.


William J. Cadogan*                     Chairman of the Board, President, Chief
                                        Executive Officer, Chief Operating
                                        Officer   and Director (principal
                                        executive officer)

/s/ Robert E. Switz                     Vice President, Chief Financial Officer
- -----------------------------------     and Secretary (principal financial
Robert E. Switz                         officer)

Charles T. Roehrick*                    Vice President and Controller (principal
                                        accounting officer)

James C. Castle, Ph.D.*                 Director

Thomas E. Holloran*                     Director

B. Kristine Johnson*                    Director

Charles W. Oswald*                      Director

Alan E. Ross*                           Director

Jean-Pierre Rosso*                      Director

Donald M. Sullivan*                     Director

Warde F. Wheaton*                       Director

John D. Wunsch*                         Director

By: /s/ Robert E. Switz
- -----------------------------------
     Robert E. Switz
     Attorney-in-Fact*

Dated: April 3, 1995


  *By Power of Attorney set forth in Exhibit 24 to this registration statement.

     Pursuant to the requirements of the Securities Act of 1933, the Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on the 3rd day of April, 1995.

                                             RETIREMENT SAVINGS PLAN



                                             By:  /s/ Pamela J. Nichols
                                                  -----------------------------
                                             Pamela J. Nichols
                                             Vice President, Human Resources

                                  EXHIBIT INDEX


Exhibit                                                                     Page
- -------                                                                     ----

5         Internal Revenue Service determination letter

23        Consent of Arthur Andersen LLP

24        Power of Attorney